UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  April 5, 2012

IDEAL FINANCIAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53922	33-0999642
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

5940 S. Rainbow Blvd.
Suite 3010
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(801) 302-2251

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant's Certifying Accountant

On April 5, 2012, we were notified by our auditors Hansen Barnett and Maxwell, P.C. (“HBM”), an auditing firm based in Salt Lake City, Utah, that they would not issue an audit report on our Financial Statements for the year ended December 31, 2011 and were immediately resigning from their engagement to do so.  A copy of their resignation letter is hereby attached as Exhibit 4.01(1).

Prior to the receipt of HBM resignation the Company’s Board of Directors had authorized the Company's Chief Financial Officer to identify and recommend a new independent auditor that would be located closer to our corporate office.

For both the year ended December 31, 2010 and December 31, 2009, HBM’s audit report on our consolidated financial statements contained an explanatory paragraph stating that the Company’s financial condition raised substantial doubt as to the Company’s ability to continue as a going concern.

Other than as follows, there have been no disagreements between the Company and HBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreement(s) if not resolved would have caused HBM to make reference to the subject matter of the disagreements in connection with its reports. During 2011, the Company transferred its Internet marketing efforts to four Internet marketing companies and the Company did not treat the four companies as related parties. The Company and HBM disagreed regarding the treatment of the four companies. Although the Company ultimately agreed that these entities were in fact related parties, were variable interest entities and the Company was the primary beneficiary, HBM resigned prior to issuing an audit or review report on consolidated financial statements reflecting such treatment.

Prior to the filing of the original Form 8-K relating to this matter and subsequent to the receipt of the resignation letter, an officer and director authorized by the Company’s Board of Directors discussed the matter of the disagreement with HBM.  The Company does not have an audit committee or a similar committee. The Board of Directors as a whole did not discuss the subject matter of the disagreement with the former Accountant.

The Company has authorized and requested HBM to respond fully to any and all inquiries of the successor accountant concerning the subject matter of each of such disagreement.

A copy of HBM’s updated letter indicating their agreement with the Statements included herein is attached as Exhibit 4.01(3).

Item 4.02             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 5, 2012, we were notified by our auditors Hansen Barnett and Maxwell, P.C. that they were withdrawing their review reports with respect to our interim financial statements for the first, second and third quarters of 2011. As a result of such the previously issued interim financial statements should not be relied upon. HBM withdrew their report because they believed it imprudent to rely any further on Management’s representations.

Prior to the filing of the Form 8-K and subsequent to the receipt of the resignation letter, an officer and director authorized by the Company’s Board of Directors discussed the matter of the resignation letter with HBM.  The Company does not have an audit committee.

A copy of HBM’s resignation letter is hereby attached as Exhibit 4.01(1)

A copy of HBM’s updated letter indicating their agreement with the Statements included herein is attached as Exhibit 4.01(3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideal Financial Solutions, Inc.

Dated: April 27, 2012	By /s/ Steven L. Sunyich
Steven L. Sunyich, Chief Executive Officer